EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
–Completed $835 Million in Dispositions in 2024, Surpassing High-End of Increased Guidance
–Reduced Net Debt by $734 million in 2024; Improved Net Debt to Adjusted EBITDA to 7.6x
–Company Meets and Exceeds its Full-Year 2024 Earnings Guidance
–Recently Announced $1.8 Billion Multi-Tenant Portfolio Sale Would Significantly Reduce Leverage and Improve Liquidity Position
–Proposed Transaction Would Create Pure-Play, Single-Tenant Net Lease Company with Enhanced Portfolio Metrics
–Company Initiates Opportunistic $300 Million Share Repurchase Program

New York, February 27, 2025 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), an internally managed real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, announced today its financial and operating results for the quarter and year ended December 31, 2024.

Fourth Quarter and Full Year 2024 Highlights
•Revenue was $199.1 million in fourth quarter 2024 compared to $206.7 million in fourth quarter 2023, primarily as a result of $835 million of dispositions closed throughout the year
•Net loss attributable to common stockholders was $17.5 million in fourth quarter 2024, compared to $59.5 million in fourth quarter 2023
•Core Funds From Operations (“Core FFO”) was $68.5 million, or $0.30 per share, in fourth quarter 2024, compared to $48.3 million, or $0.21 per share, in fourth quarter 2023
•Adjusted Funds From Operations (“AFFO”)1 was $78.3 million2, or $0.34 per share, in fourth quarter 2024, compared to $71.7 million, or $0.31 per share, in fourth quarter 2023; full-year 2024 AFFO was $303.8 million, or $1.32 per share
•Closed $835 million of dispositions in 2024 at a cash cap rate of 7.1% with a weighted average lease term of 4.9 years
•Reduced net debt by $734 million in 2024, improving Net Debt to Adjusted EBITDA from 8.4x to 7.6x2
•Exceeded projected cost synergies, reaching $85.0 million versus the expected $75.0 million, highlighting the Company’s successful integration efforts and ability to drive value through strategic initiatives
•Increased portfolio occupancy from 93% as of the end of first quarter 2024 to 97% as of the end of the fourth quarter of 2024
•Leased 1.2 million square feet across the portfolio, resulting in nearly $17.0 million of new straight-line rent
•Renewal leasing spread of 6.8% with a weighted average lease term of 9.7 years; new leases completed in the quarter had a weighted average lease term of 6.5 years
•Weighted average annual rent increase of 1.3% provides organic rental growth, excluding 14.8% of the portfolio with CPI linked leases that have historically experienced significantly higher rental increase
•Sector-leading 61% of annualized straight-line rent comes from investment-grade or implied investment-grade tenants3

Multi-Tenant Portfolio Sale
•Entered into a binding agreement to sell its multi-tenant portfolio of 100 non-core properties for approximately $1.8 billion
•This strategic transaction would accelerate GNL’s disposition initiative and position the Company for sustained growth and value creation as a pure-play, single-tenant net lease company

“We are incredibly proud of our achievements at GNL in 2024 and even more excited about what lies ahead,” stated Michael Weil, CEO of GNL. “The sale of our multi-tenant portfolio would mark a pivotal moment, reinforcing the strong momentum we have built. This transaction would reshape GNL into a pure-play, single-tenant net lease company, eliminating the operational complexities, G&A expenses and capital expenditures tied to multi-tenant retail properties. More importantly, it would accelerate our deleveraging strategy and fortify our balance sheet. This strategic transformation, including the recently announced share repurchase program, underscores our long-term vision, reinforcing our commitment to prudent management, sustainable growth and driving meaningful shareholder value.”

Full Year 2025 Guidance and Dividend Update4
The Company is establishing initial 2025 guidance, which is contingent on the sale of our multi-tenant portfolio with respect to AFFO and Net Debt to Adjusted EBITDA.
•AFFO per share range of $0.90 to $0.96
•Net Debt to Adjusted EBITDA range of 6.5x to 7.1x
•Reduced annual dividend to $0.190 per share of common stock beginning with the dividend expected to be declared in April 2025 which would generate $78 million in incremental annual cash flow

Summary Fourth Quarter 2024 Results

	Three Months Ended December 31,
(In thousands, except per share data)	2024	2023
Revenue from tenants	$199,115	$206,726

Net loss attributable to common stockholders	$(17,458)	$(59,514)
Net loss per diluted common share	$(0.08)	$(0.26)

NAREIT defined FFO attributable to common stockholders	$64,334	$43,165
NAREIT defined FFO per diluted common share	$0.28	$0.19

Core FFO attributable to common stockholders	$68,538	$48,331
Core FFO per diluted common share	$0.30	$0.21

AFFO attributable to common stockholders	$78,297	$71,656
AFFO per diluted common share	$0.34	$0.31
Property Portfolio
At December 31, 2024, the Company’s portfolio consisted of 1,121 net leased properties located in ten countries and territories and comprised of 60.7 million rentable square feet. The Company operates in four reportable segments: (1) Industrial & Distribution, (2) Multi-Tenant Retail, (3) Single-Tenant Retail and (4) Office. The real estate portfolio metrics include:
•97% leased with a remaining weighted-average lease term of 6.2 years5
•81% of the portfolio contains contractual rent increases based on annualized straight-line rent
•61% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants
•80% U.S. and Canada, 20% Europe (based on annualized straight-line rent)
•34% Industrial & Distribution, 28% Multi-Tenant Retail, 21% Single-Tenant Retail and 17% Office (based on an annualized straight-line rent)
Capital Structure and Liquidity Resources6
As of December 31, 2024, the Company had liquidity of $492.2 million and $460.0 million of capacity under the Company's revolving credit facility. The Company had net debt of $4.6 billion7, including $2.3 billion of mortgage debt.
As of December 31, 2024, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 91%, compared to approximately 80% as of December 31, 2023. The Company’s total combined debt had a weighted average interest rate of 4.8% resulting in an interest coverage ratio of 2.5 times8. Weighted average debt maturity was 3.0 years as of December 31, 2024 as compared to 3.2 years as of December 31, 2023.

Footnotes/Definitions
1 While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity. AFFO for the fourth quarter 2024 also contains a number of adjustments for items that the Company believes were non-recurring, one-time items including adjustments for items that were settled in cash such as merger and proxy related expenses.
2 Includes the collection of $4.5 million in past-due funds from Children of America and approximately $3.0 million in termination fees.
3 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2024. Comprised of 31.4% leased to tenants with an actual investment grade rating and 29.1% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of December 31, 2024.
4 We do not provide guidance on net income. We only provide guidance on AFFO per share and our Net Debt to Adjusted EBITDA ratio and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses.
5 Weighted-average remaining lease term in years is based on square feet as of December 31, 2024.
6 During the year ended December 31, 2024, the Company did not sell any shares of Common Stock or Series B Preferred Stock through its Common Stock or Series B Preferred Stock under its "at-the-market" programs.
7 Comprised of the principal amount of GNL's outstanding debt totaling $4.7 billion less cash and cash equivalents totaling $159.7 million, as of December 31, 2024.
8 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that interest coverage ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

Conference Call
GNL will host a webcast and conference call on February 28, 2025 at 11:00 a.m. ET to discuss its financial and operating results.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263
Conference Replay
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Or dial-in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13746750
*Available from 2:00 p.m. ET on February 28, 2025 through May 28, 2025.
Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the multi-tenant portfolio sale) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2024	2023
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$1,172,146	$1,430,607
Buildings, fixtures and improvements	5,293,468	5,842,314
Construction in progress	4,350	23,242
Acquired intangible lease assets	1,057,967	1,359,981
Total real estate investments, at cost	7,527,931	8,656,144
Less: accumulated depreciation and amortization	(1,164,629)	(1,083,824)
Total real estate investments, net	6,363,302	7,572,320
Assets held for sale	17,406	3,188
Cash and cash equivalents	159,698	121,566
Restricted cash	64,510	40,833
Derivative assets, at fair value	2,471	10,615
Unbilled straight-line rent	99,501	84,254
Operating lease right-of-use asset	74,270	77,008
Prepaid expenses and other assets	108,562	121,997
Deferred tax assets	4,866	4,808
Goodwill	51,370	46,976
Deferred financing costs, net	9,808	15,412
Total Assets	$6,955,764	$8,098,977

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,221,706	$2,517,868
Revolving credit facility	1,390,292	1,744,182
Senior notes, net	906,101	886,045
Acquired intangible lease liabilities, net	76,800	95,810
Derivative liabilities, at fair value	3,719	5,145
Accounts payable and accrued expenses	75,735	99,014
Operating lease liability	48,333	48,369
Prepaid rent	28,734	46,213
Deferred tax liability	5,477	6,009
Dividends payable	11,909	11,173
Total Liabilities	4,768,806	5,459,828
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,640	3,639
Additional paid-in capital	4,359,264	4,350,112
Accumulated other comprehensive loss	(25,844)	(14,096)
Accumulated deficit	(2,150,342)	(1,702,143)
Total Stockholders' Equity	2,186,958	2,637,752
Non-controlling interest	—	1,397
Total Equity	2,186,958	2,639,149
Total Liabilities and Equity	$6,955,764	$8,098,977

Global Net Lease, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$199,115	$206,726	$805,010	$515,070

Expenses:
Property operating	35,619	37,037	142,497	67,839
Operating fees to related parties	—	(580)	—	28,283
Impairment charges	20,098	2,978	90,410	68,684
Merger, transaction and other costs	1,792	4,349	6,026	54,492
Settlement costs	—	—	—	29,727
General and administrative	13,763	16,867	57,734	40,187
Equity-based compensation	2,309	1,058	8,931	17,297
Depreciation and amortization	83,020	98,713	349,943	222,271
Total expenses	156,601	160,422	655,541	528,780
Operating income (loss) before gain on dispositions of real estate investments	42,514	46,304	149,469	(13,710)
Gain (loss) on dispositions of real estate investments	21,326	(988)	57,015	(1,672)
Operating income (loss)	63,840	45,316	206,484	(15,382)
Other income (expense):
Interest expense	(77,234)	(83,575)	(326,932)	(179,411)
Loss on extinguishment and modification of debt	(2,412)	(817)	(15,877)	(1,221)
Gain (loss) on derivative instruments	6,853	(4,478)	4,229	(3,691)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	1,917	—	3,249	—
Other income	1,476	435	1,720	2,270
Total other expense, net	(69,400)	(88,435)	(333,611)	(182,053)
Net loss before income tax	(5,560)	(43,119)	(127,127)	(197,435)
Income tax expense	(962)	(5,459)	(4,445)	(14,475)
Net loss	(6,522)	(48,578)	(131,572)	(211,910)
Preferred stock dividends	(10,936)	(10,936)	(43,744)	(27,438)
Net loss attributable to common stockholders	$(17,458)	$(59,514)	$(175,316)	$(239,348)

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.08)	$(0.26)	$(0.76)	$(1.71)
Weighted Average Shares Outstanding:
Basic and Diluted	230,596	230,320	230,440	142,584

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Adjusted EBITDA
Net loss	$(23,751)	$(35,664)	$(65,635)	$(6,522)	$(131,572)
Depreciation and amortization	92,000	89,493	85,430	83,020	349,943
Interest expense	82,753	89,815	77,130	77,234	326,932
Income tax expense	2,388	(250)	1,345	962	4,445
EBITDA	153,390	143,394	98,270	154,694	549,748
Impairment charges	4,327	27,402	38,583	20,098	90,410
Equity-based compensation	1,973	2,340	2,309	2,309	8,931
Merger, transaction and other costs [1]	761	1,572	1,901	1,792	6,026
(Gain) loss on dispositions of real estate investments	(5,867)	(34,102)	4,280	(21,326)	(57,015)
(Gain) loss on derivative instruments	(1,588)	(530)	4,742	(6,853)	(4,229)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(1,032)	(300)	—	(1,917)	(3,249)
Loss on extinguishment and modification of debt	58	13,090	317	2,412	15,877
Other expense (income)	16	(309)	49	(1,476)	(1,720)
Expenses attributable to European tax restructuring [2]	469	16	—	—	485
Transition costs related to the Merger and Internalization [3]	2,826	995	138	527	4,486
Adjusted EBITDA	155,333	153,568	150,589	150,260	609,750
General and administrative	16,177	15,196	12,598	13,763	57,734
Expenses attributable to European tax restructuring [2]	(469)	(16)	—	—	(485)
Transition costs related to the Merger and Internalization [3]	(2,826)	(995)	(138)	(527)	(4,486)
NOI	168,215	167,753	163,049	163,496	662,513
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	2,225	1,901	1,805	1,572	7,503
Straight-line rent	(4,562)	(5,349)	(5,343)	(3,896)	(19,150)
Cash NOI	$165,878	$164,305	$159,511	$161,172	$650,866

Cash Paid for Interest:
Interest Expense	$82,753	$89,815	$77,130	$77,234	$326,932
Non-cash portion of interest expense	(2,394)	(2,580)	(2,496)	(2,510)	(9,980)
Amortization of discounts on mortgages and senior notes	(15,338)	(24,080)	(14,156)	(15,017)	(68,591)
Total cash paid for interest	$65,021	$63,155	$60,478	$59,707	$248,361
___________

[1] These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization
[2] Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[3] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands, except per share data)

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(34,687)	$(46,600)	$(76,571)	$(17,458)	$(175,316)
Impairment charges	4,327	27,402	38,583	20,098	90,410
Depreciation and amortization	92,000	89,493	85,430	83,020	349,943
(Gain) loss on dispositions of real estate investments	(5,867)	(34,102)	4,280	(21,326)	(57,015)
FFO (defined by NAREIT)	55,773	36,193	51,722	64,334	208,022
Merger, transaction and other costs [1]	761	1,572	1,901	1,792	6,026
Loss on extinguishment and modification of debt	58	13,090	317	2,412	15,877
Core FFO attributable to common stockholders	56,592	50,855	53,940	68,538	229,925
Non-cash equity-based compensation	1,973	2,340	2,309	2,309	8,931
Non-cash portion of interest expense	2,394	2,580	2,496	2,510	9,980
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	2,225	1,901	1,805	1,572	7,503
Straight-line rent	(4,562)	(5,349)	(5,343)	(3,896)	(19,150)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(1,032)	(300)	—	(1,917)	(3,249)
Eliminate unrealized (gains) losses on foreign currency transactions [2]	(1,259)	(230)	4,360	(6,289)	(3,418)
Amortization of discounts on mortgages and senior notes	15,338	24,080	14,156	15,017	68,591
Expenses attributable to European tax restructuring [3]	469	16	—	—	485
Transition costs related to the Merger and Internalization [4]	2,826	995	138	527	4,486
Forfeited disposition deposit [5]	—	(196)	(5)	(74)	(275)
Adjusted funds from operations (AFFO) attributable to common stockholders	$74,964	$76,692	$73,856	$78,297	$303,809

Weighted average common shares outstanding - Basic and Diluted	230,320	230,381	230,463	230,596	230,440
Net loss per share attributable to common shareholders — Basic and Diluted	$(0.15)	$(0.20)	$(0.33)	$(0.08)	$(0.76)
FFO per diluted common share	$0.24	$0.16	$0.22	$0.28	$0.90
Core FFO per diluted common share	$0.25	$0.22	$0.23	$0.30	$1.00
AFFO per diluted common share	$0.33	$0.33	$0.32	$0.34	$1.32
Dividends declared to common stockholders	$81,923	$63,754	$63,722	$63,484	$272,883
____________
[1] These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2] For the three months ended March 31, 2024, the gain on derivative instruments was $1.6 million which consisted of unrealized gains of $1.3 million and realized gains of $0.3 million. For the three months ended June 30, 2024, the gain on derivative instruments was $0.5 million which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million. For the three months ended September 30, 2024, the loss on derivative instruments was $4.7 million which consisted of unrealized losses of $4.4 million and realized losses of $0.3 million. For the three months ended December 31, 2024, the gain on derivative instruments was $6.9 million, which consisted of unrealized gains of $6.3 million and realized gains of $0.6 million. For the year ended December 31, 2024, the gain on derivative instruments was $4.2 million, which consisted of unrealized gains of $3.4 million and realized gains of $0.8 million.
[3] Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[4] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[5] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.

The following table provides operating financial information for the Company’s four reportable segments:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2024	2023 (1)	2024	2023 (1)
Industrial & Distribution:
Revenue from tenants	$54,561	$62,223	$237,645	$220,102
Property operating expense	6,694	5,407	21,820	15,457
Net operating income	$47,867	$56,816	$215,825	$204,645

Multi-Tenant Retail:
Revenue from tenants	$63,131	$66,412	$259,280	$79,799
Property operating expense	20,387	22,494	86,025	26,951
Net operating income	$42,744	$43,918	$173,255	$52,848

Single-Tenant Retail:
Revenue from tenants	$42,648	$41,288	$164,514	$65,478
Property operating expense	4,012	4,286	15,787	6,045
Net operating income	$38,636	$37,002	$148,727	$59,433

Office:
Revenue from tenants	$38,775	$36,803	$143,571	$149,691
Property operating expense	4,526	4,850	18,865	19,386
Net operating income	$34,249	$31,953	$124,706	$130,305
_________
(1) Amounts in the Single-Tenant Retail segment and Office segment reflect changes to the reclassification of one tenant from the Office segment to the Single-Tenant Retail segment to conform to the current year presentation based on a re-evaluation of the property type.

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and cash paid for interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs in our peer group.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds From Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds From Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest

We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.